As filed with the Securities and Exchange Commission on June 27, 2001
                                                    File No. 33-58931


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933



                    UNION CARBIDE CORPORATION
     (Exact name of registrant as specified in its charter)




             New York                         13-1421730
  (State or other jurisdiction of          (I.R.S. Employer
  incorporation or organization)         Identification No.)




                      39 Old Ridgebury Road
                    Danbury, CT  06817-0001,
            (Address of principal executive offices)

             The Savings and Investment Program for
             Employees of Union Carbide Corporation
             and Participating Subsidiary Companies
                    (Full title of the plan)

                         [Name of Agent]
                      39 Old Ridgebury Road
                    Danbury, CT  06817-0001,
             (Name and Address of Agent for Service)

                         (203)-794-2000
  (Telephone Number, including area code, of Agent for Service)




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          This Post-Effective Amendment No. 1 is being filed to
     amend the registration statement (the "Registration Statement") on Form S-8 (No. 33-58931), pursuant to which Union Carbide Corporation ("UCC") registered 6,000,000 shares of its common stock, $1.00 par value ("Common Stock") and an indeterminate amount of interests in the plan, issuable pursuant to The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies (the "Plan").

          On February 6, 2001, a wholly owned subsidiary of The Dow Chemical Company merged with and into UCC, with UCC surviving as a wholly owned subsidiary of Dow. Pursuant to the merger, each share of Common Stock was converted into
     1.611 shares of Dow common stock. In connection with the merger, the Plan was amended to eliminate a UCC stock fund as an investment alternative and the UCC stock fund was converted into a Dow stock fund under the Plan.

          In accordance with an undertaking made by UCC in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, UCC hereby withdraws from registration the four hundred and eighty eight thousand eight hundred and fifteen shares of Common Stock registered under the Registration Statement and associated Plan interests that remain unsold as of the date hereof.


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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on June 27, 2001.


                              UNION CARBIDE CORPORATION


                              By          /s/ Thomas T. Egolf
                              Name:       Thomas T. Egolf
                              Title:      Treasurer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Texas on June 27, 2001.

                               The Savings and Investment Program for
                               Employees of Union Carbide Corporation
                               and Participating Subsidiary Companies



                               By:  /s/Tommy Block
                                    Tommy Block
                                    Chairman of the Retirement Board
                                    of The Dow Chemical Company


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